Exhibit 10.7

PLEDGE AND SECURITY AGREEMENT

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TO: FIVE STAR BANK

1. Definitions. In this Agreement, the words we, our, us, ours and Assignor mean each and all of those who sign it. The words you, your, yours and Bank mean FIVE STAR BANK.

2. Purpose of Assignment. The purpose of this Assignment is to secure payment to the Bank of all Liabilities (as defined herein), and performance of all obligations in respect thereof, of LEATHERSTOCKING PIPELINE COMPANY, LLC (hereinafter referred to as “Debtor”), whose address is 330 West William Street, Corning, New York 14830.

3. Assignment of Stock. For value received, we grant a security interest in and right of setoff to, and assign, transfer and pledge to you, your successors and assigns, all of our right, title and interest in and to the following limited liability company stock interest in our name (the “Assigned Stock”):

Collateral Description
Pledge and Security Agreement for Debtor’s Limited Liability Company Stock
Name	Serial #	Shares	Owner
Leatherstocking Pipeline Company, LLC	Uncertified Securities	50%	Mirabito Regulated Industries, LLC
Leatherstocking Pipeline Company, LLC	Uncertified Securities	50%	Corning Natural Gas Holding Corporation

This Assignment shall cover all renewals of, additions to, substitutions for, interest on and proceeds of the Assigned Stock and all certificates, receipts or other instruments evidencing such Assigned Stock.

4. Meaning of Assignment. This Assignment gives you a collateral security interest in and all rights to the Assigned Stock, as defined under Article 9 of the Uniform Commercial Code of the State of New York, as that definition is amended from time to time, as if you were the owner of the Assigned Stock. In the case of any Default (as defined herein) under this Assignment, you may use the Assigned Stock to pay any and all Liabilities (as defined herein) of the Debtor to you. Any surplus money will be returned to us.

This Assignment is irrevocable.

5. Debts and Liabilities Covered. Obligations covered by this Assignment include all debts, liabilities and obligations of Debtor to you of every kind, nature and description, without regard to enforcement of any guaranty or any other obligations or security, and whether or not such debts, liabilities or obligations arise hereunder or otherwise, are now existing or hereafter incurred, matured or unmatured, direct or indirect, primary or secondary, secured or unsecured, joint or several, absolute or contingent, due or to become due, regardless of how the same may be evidenced, and whether participated to or from

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Bank in whole or in part, and including any extensions and renewals thereof, or a part thereof, together with interest, fees, charges, expenses and cost of collection including reasonable attorney’s fees (hereinafter referred to as “Liabilities”).

6. Ownership of Assigned Stock. We represent and warrant that:

(a)	We are the only owners of the Assigned Stock as detailed in page 1 of this Agreement;
(b)	There are no other liens, security interests, encumbrances or claims against the Assigned Stock; and
(c)	We are authorized to assign the Assigned Stock to you.

7. Delivery of Stock Documents. We agree to deliver to you any documents requested by you representing the Assigned Stock or your security interest in the Assigned Stock. Whenever any or all of the Liabilities are not paid or an Event of Default as described in Paragraph 12 occurs, you, in each such case, shall have the right, but not the duty, then or at any time or times thereafter, without notice to us, to liquidate the Assigned Stock and to use the same for purposes of liquidating all or any part of the Assigned Stock and to apply the liquidated funds to all or part of the Liability then due and payable and in such manner as you, in your sole discretion, may deem advisable.

8. Maturity. Upon maturity of Liability, any and all remaining Assigned Stock will be returned, return receipt requested, to the respective owner(s) of record.

9. Stock Liquidation. So long as this Assignment is in effect, we will not transact, convey, transfer or endorse the Assigned Stock without your prior written consent.

10. Protection of Assignment. We hereby irrevocably constitute and appoint you as our attorney-in-fact to act in our place in all matters concerning the Assigned Stock. You may take any steps that you believe are necessary to protect your rights in the Assigned Stock including the filing of UCC financing statements without our signature with regard to the Assigned Stock with appropriate local and state offices. Further, we agree (or, in our stead, you are authorized) to notify any other bank or financial institution holding the Assigned Stock, using the Notice of Assignment form, and obtain each such other institution’s acknowledgment of the Bank’s interest in the Assigned Stock on such form.

11. Default. Upon the occurrence of any Event of Default under this Assignment, you may apply all or any part of the Assigned Stock (up to the amount of this Assignment) in payment of the Liabilities. An “Event of Default” or a “Default” under this Assignment will take place if any of the following occurs:

(a)	The Debtor fails to comply with the terms and conditions of any promissory note, loan agreement or instrument evidencing the Liabilities or any other obligation to you;
(b)	We fail to comply with the terms of this Assignment or with the terms and conditions of any promissory note, agreement, instrument or other obligation we have entered into with you;
(c)	We make any false or misleading representations herein; or
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(d)	We file or Debtor files for bankruptcy or either of us E. declared bankrupt, anyone is appointed to take charge of or there is an assignment of any of Debtor’s or our property for the benefit of creditors, or Debtor is or we are generally not paying our debts as they become due.

12. Enforcement of Assignment. Upon the occurrence of any Event of Default as described in Paragraph 12, you may take, without notice to us, any steps necessary to collect on and to enforce your rights in the Assigned Stock. You may collect on the Assigned Stock even if you have other security for or other means of collecting the Liabilities of the Debtor. You may take any actions in our name or on our behalf to enforce this Assignment. We agree to pay all of your costs and expenses, including reasonable attorney’s fees, in the collection or enforcement of the Assignment or in realizing upon the Assigned Stock.

13. Your Rights. Without affecting our liability to you, as pledgor herein you may at any time do any of the following without notice to us:

(a)	Change the time for repayment or any other provisions with respect to any of the Liabilities, grant any extension, compromise, settlement, release or discharge (in whole or in part) to Debtor or any other party liable with Debtor, and release or compromise or fail to perfect or omit to collect or enforce any collateral security held by you;
(b)	Realize on and apply any sums of money or other collateral held by you, whether or not deposited by us, to such obligation or obligations as you may elect, whether secured hereby or not, without regard to any or all of our rights in respect of the application thereof;
(c)	Delay in the exercise of, or refrain from exercising, any of your rights against Debtor or us;
(d)	Fail to give notice to us of a default in the terms and conditions of the Liabilities; or
(e)	Take any other action or engage in any course of conduct, which might constitute a legal or equitable discharge or defense of a surety, guarantor or assignor.

Your rights, powers and remedies under or in respect of this Assignment shall be cumulative and not exclusive of any right or remedy you otherwise have. You may exercise your banker’s lien or right of set-off with respect to the Liabilities in the same manner as if the Liabilities were unsecured.

14. Security Interest. The security interest granted hereby is a continuing security interest and no notice of the creation or existence of any Liabilities or of any renewal, extension or modification thereof need be given to us. This security interest shall continue in effect notwithstanding that from time to time no secured Liabilities may exist and this security interest shall be terminated only upon receipt by you of written notice of revocation by us or upon receipt of notice of our death, and in either of such events the security interest created hereby shall continue as to Liabilities then existing and as to any and all renewals, extensions or modifications thereof made after such events. We hereby expressly waive demand, presentment, protest and notice of dishonor on any and all of the Liabilities.

15. Failure to Exercise Rights. You may accept partial or late payments from the Debtor without forfeiting any of your rights under this Assignment. You may also delay or fail to exercise any rights against the Debtor or us without losing your ability to exercise those rights at any other time.

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16. Changes To This Assignment. The terms of the Assignment cannot be changed unless you agree to the changes in writing. if any provision herein shall be deemed invalid, such provision shall be deemed omitted to the extent invalid, but the remainder of such provision and the remaining provisions hereof shall be given full effect.

17. Binding Effect. This Assignment will not be terminated by the incapacity, death or dissolution of us. It will be binding on our successors, representatives, heirs and/or assigns.

18. Governing Law. This Assignment shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State. We consent to the personal jurisdiction of all courts in the State of New York in any and all actions pertaining hereto and to service of process by certified or registered mail sent to our address set forth below or to any changed address of which we have given you notice.

IN WITNESS WHEREOF, we have caused this Assignment to be executed on August 27, 2014.

PLEDGOR:
MIRABITO REGULATED INDUSTRIES, LLC

By: /s/ John Mirabito
Name Printed: John Mirabito
Title Printed: Chairman

PLEDGOR:
CORNING NATURAL GAS HOLDING CORPORATION

By: /s/ Michael German
Name Printed: Michael German
Title Printed: President